CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan, of our report dated September 11, 1996, with respect to the financial statements of The ImagiNation Network, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period then ended included in the Form 8-K/A No. 1 dated October 21, 1996 of America Online, Inc., filed with the Securities and Exchange Commission.




                                   /s/
                                   ERNST & YOUNG LLP
Walnut Creek, California
February 12, 1997




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan, of our report dated August 28, 1996, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.




                                   /s/
                                   ERNST & YOUNG LLP
Vienna, Virginia
February 13, 1997